Filed Pursuant to Rule 424(b)(3) and (b)(8)
Registration Statement No. 333-200212

Amendment No. 4 dated April 17, 2015* to PRICING SUPPLEMENT dated December 10, 2013 (To Product Supplement dated November 14, 2014 and Prospectus dated November 14, 2014)

$500,000,000 ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN

due December 10, 2043

The ETRACS Monthly Pay 2xLeveraged Closed-End Fund ETN due December 10, 2043 (the “Securities”) are a series of Monthly Pay 2xLeveraged Exchange Traded Access Securities (ETRACS) linked to the price return version of the ISE High Income™ Index (the “Index”). The Securities are senior unsecured debt securities issued by UBS AG (UBS). The Securities provide a monthly compounded two times leveraged long exposure to the performance of the Index, reduced by the Accrued Fees (as defined in the accompanying product supplement). Because the Securities are two times leveraged with respect to the Index, the Securities may benefit from two times any positive, but will be exposed to two times any negative, monthly compounded performance of the Index. The Securities may pay a monthly coupon during their term linked to two times the cash distributions, if any, on the Index Constituent Securities (as defined herein). However, if the Index Constituent Securities do not make any cash distributions, you will not receive a monthly coupon. You will receive a cash payment at maturity, upon acceleration or upon exercise by UBS of its Call Right based on the monthly compounded leveraged performance of the Index less the Accrued Fees, calculated as described in the accompanying product supplement. You will receive a cash payment upon early redemption based on the monthly compounded leveraged performance of the Index less the Accrued Fees and the Redemption Fee, calculated as described in the accompanying product supplement. Payment at maturity or call, upon acceleration or upon early redemption will be subject to the creditworthiness of UBS. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call, acceleration or early redemption. Investing in the Securities involves significant risks. You may lose some or all of your principal at maturity, early redemption, acceleration or upon exercise by UBS of its call right if the monthly compounded leveraged return of the Index is not sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable. You may not receive any monthly coupon payment during the term of the Securities.

The general terms of the Monthly Pay 2xLeveraged ETRACS are described in the accompanying product supplement under the heading “General Terms of the Securities”, beginning on page S-32 of the product supplement. These general terms include, among others, the manner in which any payments on the Securities will be calculated, such as the Cash Settlement Amount at Maturity, the Redemption Amount, the Call Settlement Amount or the Acceleration Amount, as applicable, and the Coupon Amount, if any. These general terms are supplemented and/or modified by the specific terms of the Securities listed below. If there is any inconsistency between the terms described in the accompanying product supplement and the accompanying prospectus, and those described in this pricing supplement, the terms described in this pricing supplement will be controlling. Capitalized terms used herein but not otherwise defined have the meanings specified in the accompanying product supplement.

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)

Initial Trade Date:	December 10, 2013

Initial Settlement Date:	December 13, 2013

Term:	30 years, subject to your right to receive payment for your Securities upon redemption, acceleration upon minimum indicative value or exercise of the UBS Call Right, each as described in the accompanying product supplement.

Denomination/Principal Amount:	$25.00 per Security

Maturity Date:	December 10, 2043, subject to adjustment

Coupon Payment Dates:	The 15th Trading Day following each Coupon Valuation Date, commencing on January 22, 2014 (subject to adjustment). The final Coupon Payment Date will be the Maturity Date.

Initial Coupon Valuation Date:	December 30, 2013

Underlying Index:	The return on the Securities is linked to the performance of the price return version of the ISE High Income™ Index. The Index measures the performance of 30 U.S. closed-end funds, as selected and ranked by the Index Sponsor in accordance with the Index methodology described herein. Each Index Constituent Security must be domiciled in the U.S., a closed-end fund registered as an investment company, listed on a registered U.S. securities exchange and satisfy minimum market capitalization and liquidity requirements. Each fund is then ranked according to fund yield, fund share price discount from/premium to net asset value and liquidity criteria. For a detailed description of the Index and its methodology, see “The ISE High Income™ Index” beginning on page PS-21.

See “Risk Factors” beginning on page PS-1 of this pricing supplement and on page S-18 of the accompanying product supplement for risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement, the accompanying product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

UBS Investment Bank	(cover continued on next page)

Pricing Supplement dated April 17, 2015

Annual Tracking Rate:	0.50% per annum

Financing Spread:	0.40% per annum

First Redemption Date:	December 20, 2013

Final Redemption Date:	December 3, 2043

First Call Date:	The first date that UBS may exercise its Call Right is December 15, 2014.

Monthly Initial Closing

Level for the Initial

Calendar Month:	86.3172, the Index Closing Level (as defined in the accompanying product supplement) on the Initial Trade Date.

Monthly Reset Dates:	For each calendar month, the Monthly Reset Date is the first Trading Day of that month beginning on January 1, 2014 and ending on December 1, 2043, subject to adjustment.

Monthly Valuation Dates:	For each Monthly Reset Date, the Monthly Valuation Date is the last Trading Day of the previous calendar month, beginning on December 31, 2013 and ending on November 30, 2043, subject to adjustment.

Index Sponsor:	International Securities Exchange, LLC

Index Calculation Agent:	Solactive AG (formerly Structured Solutions AG) (“Solactive”)

Listing:	The Securities are listed on NYSE Arca under the symbol “CEFL.” If an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market.

Calculation Date:	December 1, 2043, unless that day is not a Trading Day, in which case the Calculation Date will be the next Trading Day, subject to adjustment.

Index Symbol:	YLDA (NYSE and Bloomberg)

Intraday Indicative Value

Symbol of the Securities:	CEFLIV (INDEX) (Bloomberg); ^CEFL-IV (Yahoo! Finance)

CUSIP No.:	90270L 842

ISIN No.:	US90270L8422

On the Initial Trade Date, we sold $25,000,000 aggregate Principal Amount of Securities to UBS Securities LLC at 100% of their stated Principal Amount. After the Initial Trade Date, from time to time we may register additional Securities and sell them at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. UBS Securities LLC may charge normal commissions in connection with any purchase or sale of the Securities and may receive a portion of the Annual Tracking Fee. Please see “Supplemental Plan of Distribution” on page PS-35 for more information.

We may use this pricing supplement, the accompanying product supplement and the accompanying prospectus in the initial sale of the Securities. In addition, UBS Securities LLC or another of our affiliates may use this pricing supplement, the accompanying product supplement and the accompanying prospectus in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this pricing supplement, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

*

This Amendment No. 4 to the pricing supplement dated December 10, 2013 (as amended, the “pricing supplement”) is being filed for the purpose of updating (i) “Risk Factors”, (ii) “The ISE High IncomeTM Index” and (iii) “Material U.S. Federal Income Tax Consequences”. Otherwise, all terms of the Securities remain as stated in the pricing supplement, as amended through Amendment No 3. We filed a new registration statement on November 14, 2014, of which this pricing supplement and the base prospectus dated November 14, 2014, forms a part.

UBS has filed a registration statement (including a prospectus as supplemented by a product supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 800-722-7370.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413375/d816529d424b3.htm

Product Supplement dated November 14, 2014:

http://www.sec.gov/Archives/edgar/data/1114446/000119312514413471/d818761d424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated November 14, 2014, and references to the “accompanying product supplement” mean the UBS product supplement “UBS AG Monthly Pay 2xLeveraged Exchange Traded Access Securities (ETRACS),” dated November 14, 2014.

You should rely only on the information incorporated by reference or provided in this pricing supplement, the accompanying product supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the Securities in any state where the offer is not permitted. You should not assume that the information in this pricing supplement, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

i

Risk Factors

We issued the Securities initially in an amount having the aggregate Principal Amount of $25,000,000 on December 13, 2013, and issued additional securities having the aggregate Principal Amount of $75,000,000 on January 15, 2014 and additional securities having the aggregate Principal Amount of $400,000,000 on May 19, 2014. The Securities are part of a single series of senior debt securities issued under our indenture dated as of November 21, 2000 between us and U.S. Bank Trust National Association, as trustee, as supplemented by the First Supplemental Indenture thereto, dated as of February 28, 2006. In this pricing supplement, the term “Securities” collectively refers to the original securities we issued beginning on December 13, 2013 and the additional securities we issued on January 15, 2014 and May 19, 2014, respectively, unless the context otherwise requires.

Your investment in the Securities will involve significant risks. The Securities are not secured debt and are significantly riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the performance of the Index. The Securities are two times leveraged with respect to the Index and, as a result, may benefit from two times any positive, but will be exposed to two times any negative, monthly performance of the Index. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to, among other things, fluctuations in the markets to which the Index Constituent Securities are tied and events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index Constituent Securities (as defined in the accompanying product supplement) or in the Index itself.

As more fully described in the accompanying product supplement, investing in the Securities, a series of Monthly Pay 2xLeveraged Exchange Traded Access Securities (ETRACS), involves significant risks. In addition to the risks relating to the Index and closed-end funds, the structure of the Securities involves the risk of loss of your entire investment, leverage risk, correlation and compounding risk and market risk, among other complex risks. As a result, the Securities may not be a suitable investment for some investors. We urge you to read the more detailed explanation of these risks described under “Risk Factors” in the accompanying product supplement, together with “Considerations Relating to Indexed Securities” in the accompanying prospectus and the other information in this pricing supplement, the accompanying product supplement and the accompanying prospectus, before investing in the Securities.

The Index has a limited performance history.

The Index was launched on April 11, 2013, and therefore has no performance history prior to that date. Because the Index has no history prior to April 11, 2013, little or no historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it difficult for you to make an informed decision with respect to an investment in the Securities. In addition, we are unable to provide hypothetical, or “back-tested”, Index returns; therefore you will not have any hypothetical data to consider when making an investment decision. The lack of hypothetical data may also make it difficult for you to evaluate the potential future performance of the Index.

Risks associated with closed-end funds.

Investments in closed-end funds involve certain risks. Because the Securities are linked to the performance of an index comprised solely of closed-end funds, you should carefully consider the following risks associated with investments in closed-end funds generally as well as the strategic risks and sector risks associated with investing in funds with specialized investment strategies, as described below.

Risk Factors

The Index Constituent Securities may trade at fluctuating discounts from or premiums to their net asset values, and this may adversely affect your return.

Shares of closed-end funds typically trade in the open market at discounts from, or premiums to, their net asset value (“NAV”). The levels of such discounts and premiums may fluctuate significantly over time in response to supply and demand, which are influenced by various factors. The level of the Index, and thus the return on the Securities, will be adversely affected if the Index Constituent Securities experience decreases in premiums or increases in discounts, which is a separate risk from the risk of a decline in the value of the Securities due to decreases in the NAVs of the Index Constituent Securities.

The Index Constituent Securities are subject to market risk.

The prices of shares of closed-end funds are sensitive to general movements in the stock market. A drop in the stock market may depress the prices of shares of closed-end funds. Share prices, like other investments, may move up or down, sometimes rapidly and unpredictably. In addition, market prices of the shares of closed-end funds may be affected by investors’ perceptions regarding closed-end funds generally or their underlying investments. Events that have an adverse effect on the stock market as a whole could have a similarly adverse effect on the value of the Securities, and such adverse effects may not be predictable.

The Index Constituent Securities are subject to management risk.

The success of the strategy of any closed-end fund is subject to the ability of the fund manager to achieve the fund’s investment objective. The Index Constituent Securities may not be managed by individuals who are able to achieve their specified investment objectives, and even previously successful fund managers may be unable, due to general financial, economic and political conditions or due to other factors beyond their control, to achieve their investment objectives. Past success in meeting investment objectives does not necessarily indicate that the fund manager will be able to continue to do so. If the fund manager of one or more of the Index Constituents is unable to achieve the relevant fund’s investment objective, the NAV of the fund may decrease and the value of the Securities may be adversely affected.

Shares of closed-end funds do not assure dividend payments.

Closed-end funds do not guarantee the payment of dividends. Dividends are paid only when declared by the boards of directors of closed-end funds, and the level of dividends may vary over time. If an Index Constituent reduces or eliminates the level of its regular dividends, this may cause the market price of its shares, and therefore of the Securities, to fall.

Certain Index Constituents may be classified as “non-diversified.”

Certain closed-end funds, including some of the Index Constituents, may be classified as “non-diversified” under the Investment Company Act of 1940, as amended. A non-diversified fund has the ability to invest more of its assets in securities of a single issuer than if it were classified as a “diversified” fund, which may increase volatility. If the closed-end fund’s investment in an issuer represents a relatively significant percentage of the closed-end fund’s portfolio, the value of the portfolio will be more impacted by a loss on that investment than if the portfolio were more diversified. If the investments of the Index Constituent Securities are concentrated in a particular issuer or set of issuers that experiences a loss, the value of the Securities could be affected.

The value of a closed-end fund may not accurately track the value of the securities in which such closed-end fund invests.

Although the trading characteristics and valuations of a closed-end fund will usually mirror the characteristics and valuations of the securities in which such closed-end fund invests, its value may not

Risk Factors

accurately track the value of such securities. The value of a closed-end fund will also reflect transaction costs and fees that the closed-end fund constituents do not have. Accordingly, the performance of a closed-end fund may not be equal to the performance of the closed-end fund constituents during the term of the Securities.

The organizational documents of the closed-end funds underlying the Securities may contain anti-takeover provisions.

The organizational documents of certain of the Index Constituents may include provisions that could limit the ability of other entities or persons to acquire control of the relevant Index Constituent or to change the composition of its board. These provisions could limit the ability of shareholders to sell their shares at a premium to prevailing market prices by discouraging a third party from seeking to obtain control of the relevant Index Constituent.

The Index Constituent Securities are subject to portfolio turnover risk.

A closed-end fund may engage in portfolio trading. There are generally no limits on the rate of portfolio turnover. Higher turnover rates result in correspondingly greater brokerage commissions and other transactional expenses which are borne by the applicable closed-end fund, directly or through its investment in its underlying assets, which may adversely affect the value of the Securities. Higher turnover rates also may be more likely to generate capital gains that must be distributed to holders, either as a result of a closed-end fund’s receipt of capital gains from transactions or from other investments.

Strategic risks associated with closed-end funds.

Closed-end funds employ various strategies to achieve their investment objectives. The following outlines the key risks of strategies pursued by closed-end funds.

Risks of leverage strategies.

The Index Constituents may be leveraged. Leverage magnifies both the potential for gain and the risk of loss. Leverage may result from ordinary borrowings or may be inherent in the structure of certain Index Constituent investments such as derivatives. If the prices of such investments decrease, or if the cost of borrowing exceeds any increase in such prices, the NAV of the relevant Index Constituent Security will decrease faster than if it had not used leverage. To repay borrowings, an Index Constituent may have to sell investments at a time and at a price that is unfavorable. An investment in securities of Index Constituents that use leverage may expose the Securities to higher volatility in the market value of such securities and the possibility that the Securities’ long-term returns on such securities will be diminished.

Risks of covered call writing strategies.

Many of the closed-end funds included in the Index engage in a strategy known as “covered call option writing,” which is designed to produce income from option premiums and offset a portion of a market decline in the underlying security. The writer (seller) of a covered call option forgoes, during the option’s life, the opportunity to profit from increases in the market value of the security covering the call option above the sum of the premium and the strike price of the call, but retains the risk of loss should the price of the underlying security decline. The writer of an option has no control over the time at which it may be required to fulfill its obligation as writer of the option. Once an option writer has received an exercise notice, it cannot effect a closing purchase transaction in order to terminate its obligation under the option and must deliver the underlying security at the exercise price. As a result, the Index Constituents that engage in covered call option writing may write options on securities that subsequently increase in value above the sum of the premium and the strike price of the call, which could cause such Index Constituents to receive a lower return on such securities than if they had not written such options.

Risk Factors

Risks of investing in senior loans.

The Index is comprised of closed-end funds that may invest in senior loans. Investments in senior loans typically are below investment grade and are considered speculative because of the credit risk of their issuers. Such companies are more likely to default on their payments of interest and principal owed, and such defaults could reduce the NAV of one or more Index Constituent Securities. In addition, an Index Constituent may have to sell securities at lower prices than it otherwise would to meet cash needs or it may have to maintain a greater portion of its assets in cash equivalents than it otherwise would because of impairments and limited liquidity of the collateral supporting a senior loan, which could negatively affect the Index Constituent’s performance and therefore, indirectly, negatively affect the value of the Securities.

Risks of investing in equity securities.

The Index is comprised of closed-end funds that invest in equities. Common stock holds the lowest priority in the capital structure of a company, and therefore takes the largest share of the company’s risk and its accompanying volatility. An adverse event, such as an unfavorable earnings report, may depress the value of a particular common stock. Also, prices of common stocks are sensitive to general market movements. In addition, common stock does not assure dividend payments, and common stockholders have a right to receive dividends only after the company has provided for payment to its creditors, bondholders and preferred stockholders. Dividends are paid only when declared by an issuer’s board of directors, and the amount of any dividend may vary over time.

Risks of investing in small- and medium-capitalization companies.

Some of the Index Constituents invest in small- and medium-capitalization companies. Such companies may be more volatile and more likely than large-capitalization companies to have narrower product lines, fewer financial resources, less management depth and experience and less competitive strength. Returns on investments in securities of these companies could trail the returns on investments in securities of larger companies.

Risks of investing in fixed income securities.

The Index is comprised of closed-end funds that may invest in fixed income securities, which may include investment grade and high yield municipal bonds, high yield corporate bonds and emerging market sovereign bonds. Investing in the Securities, which are linked to Index Constituents that may invest in fixed income securities, differs significantly from investing directly in bonds themselves and holding them until maturity since the values of the Index Constituent Securities fluctuate, at times significantly, during each Trading Day based upon the current market prices of the underlying bonds. The market prices of these bonds are volatile and significantly influenced by a number of factors, particularly the yields on these bonds as compared to current market interest rates and the actual or perceived credit quality of the issuer of these bonds.

In general, fixed income securities are significantly affected by changes in current market interest rates. As interest rates rise, the price of fixed income securities, including those underlying the Index Constituent Securities, is likely to decrease. Securities with longer durations tend to be more sensitive to interest rate changes, usually making them more volatile than securities with shorter durations. To the extent that the Index Constituents invest in fixed income securities with a longer term remaining to maturity, the risk of price volatility in the underlying securities and, consequently, the volatility in the value of the Index Constituent Securities, will be increased. As a result, rising interest rates may cause the value of the bonds underlying the Index Constituent Securities, the Index Constituent Securities and, therefore, the Securities, to decline.

Risk Factors

Interest rates are subject to volatility due to a variety of factors, including:

➢	sentiment regarding underlying strength in the U.S. and global economies;

➢	expectations regarding the level of price inflation;

➢	sentiment regarding credit quality in the U.S. and global credit markets;

➢	central bank policies regarding interest rates; and

➢	the performance of U.S. and foreign capital markets.

In addition, the prices of the Index Constituents that invest in fixed income securities may be significantly influenced by the creditworthiness of the issuers of the bonds. Such Index Constituents may have their credit ratings downgraded, including a downgrade from investment grade to non-investment grade status, or have their credit spreads widen significantly. Following a ratings downgrade or the widening of credit spreads, some or all of the underlying bonds may suffer significant and rapid price declines. These events may affect only a few or a large number of the underlying bonds. For example, during the recent credit crisis in the United States, credit spreads widened significantly as the market demanded very high yields on a variety of bonds and, as a result, the prices of such bonds dropped significantly. There can be no assurance that some or all of the factors that contributed to this credit crisis will not continue or return during the term of the Securities, and, consequently, depress the price, perhaps significantly, of the underlying bonds and therefore the value of the Index Constituent Securities and the Securities.

Risks of investing in high yield bonds.

The Index is comprised of closed-end funds that may invest in U.S. dollar high yield corporate and municipal bonds and are therefore subject to high yield securities risk, which is the risk that securities that are rated below investment grade (commonly known as “junk bonds,” including those bonds rated at BB+ or lower by S&P or Fitch or Ba1 or lower by Moody’s) may be more volatile than higher-rated securities of similar maturity. High yield securities may also be subject to greater levels of credit or default risk than higher-rated securities. The value of high yield securities can be adversely affected by overall economic conditions, such as an economic downturn or a period of rising interest rates, and high yield securities may be less liquid and more difficult to sell at an advantageous time or price or to value than higher-rated securities. In particular, high yield securities are often issued by smaller, less creditworthy companies or municipalities or by highly leveraged (indebted) firms or municipalities, which are generally less able than more financially stable firms or municipalities to make scheduled payments of interest and principal.

Risks of investing in preferred stock.

The Index is comprised of closed-end funds that may invest in preferred stock. Generally, preferred stockholders have no voting rights with respect to the issuing company unless certain events occur. In addition, preferred stock is subordinated to bonds and other debt instruments in a company’s capital structure and therefore will be subject to greater credit risk than those debt instruments. Unlike debt securities, dividend payments on preferred stock typically must be declared by the issuer’s board of directors. An issuer’s board of directors is generally not under any obligation to pay a dividend (even if such dividends have accrued), and may suspend payment of dividends on preferred stock at any time. In the event an issuer of preferred stock experiences economic difficulties, the issuer’s preferred stock may lose substantial value due to the reduced likelihood that the issuer’s board of directors will declare a dividend and the fact that the preferred stock may be subordinated to other securities of the same issuer. There is a chance that the issuer of preferred stock will default (fail to make scheduled dividend payments on the preferred stock or scheduled interest payments). In addition, because some preferred stock may pay dividends at a fixed rate, the market price can be sensitive to changes in interest rates in a manner similar to bonds — that is, as interest rates rise, the value of the preferred stock is likely to

Risk Factors

decline. To the extent that any Index Constituents invest a substantial portion of their assets in fixed rate preferred stock, rising interest rates may cause the value of such Index Constituents’ investments to decline significantly.

Risks of investing in convertible securities.

The Index is comprised of closed-end funds that may invest in convertible securities, which are bonds, debentures, notes, preferred securities or other securities that may be converted or exchanged (by the holder or the issuer) into shares of the underlying common stock (or cash or securities of equivalent value), either at a stated price or stated rate. Convertible securities have characteristics similar to both fixed income and equity securities. Generally, convertible securities are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds, as corporate debt obligations, are senior in right of payment to all equity securities, and convertible preferred stock is senior to common stock, of the same issuer. Because of the subordination feature, convertible securities are typically considered to be of lower quality than similar non-convertible securities.

Risks of investing in municipal bonds.

Closed-end funds may invest in municipal bonds. Municipal securities issuers may face local economic or business conditions (including bankruptcy) and litigation, legislation or other political events that could have a significant effect on the ability of the municipality to make payments on the interest or principal of its municipal bonds. In addition, because municipalities issue municipal securities to finance similar types of projects, such as education, healthcare, transportation, infrastructure and utility projects, conditions in those sectors can affect the overall municipal bond market. Furthermore, changes in the financial condition of one municipality may affect the overall municipal bond market.

Risks of investing in illiquid securities.

Closed-end funds are not limited in their ability to invest in illiquid securities, and as a result, some of the Index Constituents may invest all or a substantial portion of their net assets in illiquid securities. Securities with reduced liquidity involve greater risk than securities with more liquid markets. Market quotations for securities not traded on national exchanges may vary over time, and if the credit quality of a fixed-income security unexpectedly declines, secondary trading of that security may decline for a period of time. If an Index Constituent chooses to (or is forced to) liquidate illiquid portfolio assets during periods of infrequent trading, it may not receive full value for those assets.

Risk of investing in mortgage-backed and asset-backed securities.

The Index is comprised of closed-end funds that may invest in mortgage- and asset-backed securities. Investments in mortgage- and asset-backed securities are subject to prepayment or call risk, which is the risk that borrowers may prepay their loans at faster than expected rates. Such securities may be prepaid at a price less than the original purchase value. Certain mortgage- and asset-backed securities may be more volatile, less liquid and more difficult to value than traditional debt securities.

Mortgage and asset-backed securities have different risk characteristics from traditional debt securities. Although generally the value of fixed-income securities increases during periods of falling interest rates and decreases during periods of rising rates, this is not always the case with mortgage and asset-backed securities. This is due to the fact that principal may be prepaid at any time as well as other factors. Generally, prepayments will increase during a period of falling interest rates and decrease during a period of rising interest rates. The rate of prepayments also may be influenced by economic and other factors, such as changes in credit use and payment patterns. Mortgage- and asset-backed securities also involve the risk that various federal and state consumer laws and other legal, regulatory and economic factors may result in the collateral backing the securities being insufficient to support payment on the securities.

Risk Factors

Derivatives risk.

Certain Index Constituents may invest in, or enter into, derivatives such as forward contracts, options, futures contracts, options on futures contracts and swap agreements. A derivative instrument often has risks similar to its underlying instrument and may have additional risks, including imperfect correlation between the value of the derivative and the underlying instrument, risks of default by the counterparty to certain derivative transactions, magnification of losses incurred due to changes in the market value of the securities, instruments, indices or interest rates to which the derivative relates, and risks that the derivative instruments may not be liquid.

Derivatives can be volatile, and may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in derivatives could have a large potential impact on an Index Constituent Security’s performance. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for derivatives. Successful use of derivatives is subject to the ability of the Index Constituent’s manager to predict correctly movements in the direction of the relevant market and, to the extent the transaction is entered into for hedging purposes, to ascertain the appropriate correlation between the transaction being hedged and the price movements of the derivatives.

Risks associated with emerging market issuers.

Some of the Index Constituents invest in emerging markets, and therefore the Securities are subject to emerging markets risk. Investments in securities linked directly or indirectly to emerging market securities involve many risks, including, but not limited to: economic, social, political, financial and military conditions in the emerging market; regulation by national, provincial, and local governments; less liquidity and smaller market capitalizations than exist in the case of many large U.S. companies; different accounting and disclosure standards; and political uncertainties. Securities of emerging market issuers may be more volatile and may be affected by market developments differently than U.S. issuers. Government interventions to stabilize securities markets and cross-shareholdings may affect prices and volume of trading of the securities of emerging market issuers. Economic, social, political, financial and military factors could, in turn, negatively affect such issuers’ value. These factors could include changes in the emerging market government’s economic and fiscal policies, possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to the emerging market issuers or investments in their securities, and the possibility of fluctuations in the rate of exchange between currencies. Moreover, emerging market economies may differ favorably or unfavorably from the U.S. economy in a variety of ways, including growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. You should carefully consider the risks related to emerging markets, to which the Securities are susceptible, before making a decision to invest in the Securities.

Risks associated with foreign securities markets.

The Index is comprised of closed-end funds that may invest in stocks and bonds issued by foreign issuers. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. issuers involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings in non-U.S. issuers, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. issuers than about those U.S. issuers that are subject to the reporting requirements of the SEC, and non-U.S. issuers are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting issuers. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes

Risk Factors

in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. issuers or investments in non-U.S. securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

Risks of investing in commodities or in securities linked to commodity prices.

The Securities are linked to closed-end funds that may invest in commodities, which may consist of futures contracts rather than physical commodities, or in securities linked to commodity prices. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for delivery of the underlying physical commodity. As the exchange-traded futures contracts that comprise a portion of an Index Constituent’s portfolio approach expiration, they may be replaced by contracts that have a later expiration. Thus, for example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in December. This process is referred to as “rolling.”

If the market for these contracts is in “backwardation,” which means the prices are lower in the distant delivery months than in the nearer delivery months, the purchase of the December contract would take place at a price that is lower than the sale price of the October contract. Conversely, if the market for these contracts is in “contango,” which means that the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the December contract would take place at a price that is higher than the sale price of the October contract. The difference between the prices of the two contracts when they are rolled is sometimes referred to as a “roll yield,” and the change in price that contracts experience while they are components of the portfolio is sometimes referred to as a “spot return.” An investor in the Securities cannot receive either the roll yield or the spot return separately.

The presence of contango in the relevant futures market could result in negative roll yields, which could adversely affect the value of some of the Index Constituent Securities and therefore the Securities. Because of the potential effects of negative roll yields, it is possible for the value of the relevant Index Constituent Securities to decrease significantly over time even when the near-term or spot prices of the relevant commodity are stable or increasing. It is also possible, when near-term or spot prices of the relevant commodity are decreasing, for the value of the relevant Index Constituent Securities to decrease significantly over time even when some or all of the constituent commodities are experiencing backwardation.

In addition, trading in futures contracts is speculative and can be extremely volatile. Market prices may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships (whether actual, perceived, anticipated, unanticipated, or unrealized); trade; fiscal monetary and exchange control programs; domestic and foreign political and economic events and policies; technological developments; changes in interest rates; and monetary and other governmental policies, action or inaction. These factors may affect the value of some of the Index Constituent Securities and of the Securities in varying ways, and different factors may cause the value of certain commodities, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

Currency exchange rate risk.

The Securities are linked to closed-end funds that invest in securities that are traded and quoted in foreign currencies on non-U.S. markets. Therefore, holders of the Securities will be exposed to currency exchange rate risk with respect to the currencies in which such securities trade. The values of the

Risk Factors

currencies of the countries in which such closed-end funds may invest may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. An investor’s net exposure will depend on the extent to which the relevant non-U.S. securities strengthen or weaken against the U.S. dollar and the relative weight of each non-U.S. security in the portfolios of such closed-end funds. If, taking into account such weighting, the U.S. dollar strengthens against the relevant non-U.S. currencies, the value of the securities in which such closed-end funds invest will be adversely affected and the value of the Securities may decrease.

Sector and industry concentration risks associated with closed-end funds.

The Securities will be more exposed to losses in a particular industry or sector to the extent that the Index Constituents concentrate their investments in such industry or sector. As a result, the Securities may be subject to loss due to adverse occurrences that affect such industries or sectors, even if general market conditions are favorable. The Index Constituent Securities will vary over time, and thus are not limited to the following particular sector and industries.

Risks associated with the energy and natural resources industries.

Some of the Index Constituents invest in companies that are engaged in or exposed to the energy and natural resources industries, including the oil and gas sector. Equities in the energy and natural resources sectors are significantly affected by a number of factors including:

➢	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

➢	changes in tax or other laws affecting master limited partnerships generally;

➢	developments relating to energy conservation policies;

➢	regulatory changes affecting pipeline fees and other regulatory fees in the energy and natural resources sectors;

➢	changes in the relative prices of competing energy and natural resources products;

➢	the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy and natural resources products;

➢	decreased supply of products available to be transported, mined, processed, stored or distributed due to fewer discoveries of new reserves, short- or long-term supply disruptions, or otherwise;

➢	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy or natural resources products;

➢	uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States or elsewhere; and

➢	general economic and geopolitical conditions in the United States and worldwide.

These or other factors or the absence of such factors could cause a downturn in the energy and natural resources industries generally or regionally and could cause the value of some or all of the Index Constituent Securities to decline during the term of the Securities.

Risks of investing in the real estate industry.

The Index is comprised of closed-end funds that may invest, directly or indirectly (such as by investing in REITs), in real estate, which subjects the value of the Index to many of the risks of owning real estate

Risk Factors

directly, such as decreases in real estate values, overbuilding, increased competition and other risks related to local or general economic conditions, increases in operating costs and property taxes, changes in zoning laws, casualty or condemnation losses, possible environmental liabilities, regulatory limitations on rent and fluctuations in rental income. Therefore, adverse economic, business or political developments affecting the value of real estate could have an effect on the value of the Securities.

Risks associated with the financial services sector.

The financial services sector includes companies engaged in banking, commercial and consumer finance, investment banking, brokerage, asset management, custody or insurance. Because the Index includes closed-end funds which may invest in companies that operate in or invest in the financial services sector, the Securities are sensitive to changes in, and its performance may depend on, the overall condition of the financial services sector. Companies in the financial services sector may be subject to extensive government regulation that affects the scope of their activities, the prices they can charge and the amount of capital they must maintain. The profitability of companies in the financial services sector may be adversely affected by increases in interest rates. The profitability of companies in the financial services sector may be adversely affected by loan losses, which usually increase in economic downturns. In addition, the financial services sector is undergoing numerous changes, including continuing consolidations, development of new products and structures and changes to its regulatory framework. Furthermore, increased government involvement in the financial services sector could result in a change of the Index’s exposure to financial institutions. Recent developments in the credit markets have caused companies operating in the financial services sector to incur large losses, experience declines in the value of their assets and even cease operations.

The Index comprises securities chosen based in part on their recent fund yield, fund share price discount from or premium to NAV and fund average daily value of shares traded.

The Index Constituent Securities are included in the Index based in large part on their recent fund yield, fund share price discount from or premium to NAV, and fund average daily value of shares traded, which reflect performance from only the recent past and are no guarantee of future performance. The Index Constituent Securities may not be the securities issued by closed-end funds with the highest yields in the market over the term of the Securities, the lowest discount from NAV or highest liquidity, and thus may not result in relatively higher coupon payments and may result in no coupon payments at all. See “ — You are not guaranteed any coupon payments” in the accompanying product supplement. Even if the Index achieves its intended purpose of tracking the returns and income of 30 U.S. closed-end funds as selected by the Index Sponsor, the payment at maturity may be lower than the payment at maturity of securities linked to other indices that are composed of diversified asset classes and may result in a total return that is similar to, or lower than, securities linked to other indices that are composed of diversified asset classes.

The Index Constituent Securities are not equally weighted and changes in the values of the Index Constituent Securities may offset each other.

Because the Index Constituent Securities are not equally weighted, the same percentage change in two or more Index Constituent Securities will have different effects on the Index Closing Level. For example, because the GAMCO Global Gold Natural Resources & Income Trust (NYSE: GGN) has a weight of 4.51% as of April 14, 2015, any decrease in the value of this closed-end fund will have a significantly greater effect on the Index Closing Level than a comparable percentage increase in the value of lesser weighted Index Constituent Securities. In addition, although the weight of each Index Constituent Security is capped at 4.25% at each annual rebalancing of the Index, the weights of the Index Constituent Securities may vary between annual rebalancings. Unscheduled weight adjustments

Risk Factors

may occur between annual reviews if any Index Constituent Security accounts for more than 24% of the weight of the Index. See “The ISE High Income™ Index—Index Maintenance and Governance” below.

Market disruption events may affect the calculation of the Index.

If at any time during the term of the Securities the Index Calculation Agent determines that there has been an unscheduled market closure for any of the Index Constituent Securities, the intraday and daily levels of the Index will be calculated using the last traded price for the relevant Index Constituent Security. Any such market disruption event may have an adverse impact on the level of the Index and, therefore, may have an adverse effect on the market value of the Securities.

An Index Constituent Security may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an Index Constituent Security included in the Index. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an Index Constituent Security. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of an Index Constituent Security, or any other force majeure event, will not have an adverse or distortive effect on the value of the Index or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the Securities. An Index Constituent Security may also be removed from the Index, as described under “The ISE High Income™ Index.”

The Index Sponsor has broad discretion and is not obligated to consider the interests of holders of the Securities.

The Index methodology allows the Index Sponsor broad discretion in making decisions with respect to the Index. The methodology establishes quantitative criteria for determining the Index Constituent Securities, but the Index Sponsor retains the ability to utilize subjective screening based on factors it deems appropriate if, in its opinion, certain Index Constituent Securities should be included in or excluded from the Index. As a result, the Index Constituent Securities may change in unpredictable ways in the Index Sponsor’s sole discretion. Because the Index Sponsor has no obligation to take into consideration the interests of holders of the Securities, there can be no assurance that the Index Sponsor’s actions will not cause the Securities to decrease in value.

The Securities may trade at a substantial premium to or discount from the intraday indicative value.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value. Conversely, unpredictable factors could cause the Securities to trade at a discount from the intraday indicative value, which may result in a loss of your investment if you sell your Securities in the secondary market.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for its public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies

Risk Factors

relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation or publication of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity or call, upon acceleration or upon early redemption. The Calculation Agent may designate a successor index in its sole discretion. If the Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity or call, upon acceleration or upon early redemption will be determined by the Calculation Agent in its sole discretion. See “General Terms of the Securities — Market Disruption Event” and “ — Calculation Agent” in the accompanying product supplement. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. UBS has not conducted any independent review or due diligence of the Index or the Index Sponsor, including the publicly available information with respect to the Index Sponsor or the Index. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

If UBS were to be subject to restructuring proceedings, the market value of the Securities may be adversely affected.

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, FINMA is authorized to open restructuring proceedings (Sanierungsverfahren) or liquidation (bankruptcy) proceedings (Bankenkonkurs) in respect of, and/or impose protective measures (Schutzmassnahmen) in relation to, UBS. The Swiss Banking Act, as last amended as of January 1, 2013, grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium (Stundung) or a maturity postponement (Fälligkeitsaufschub), which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the notes, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. As of the date of this pricing supplement, there are no precedents as to what impact the revised regime would have on the rights of holders of the notes or the ability of UBS to make payments thereunder if one or several of the measures under the revised insolvency regime were imposed in connection with a resolution of UBS.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the Internal Revenue Service (“IRS”) regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section entitled “Material U.S. Federal Income Tax Consequences” on page PS-32. You should consult your tax advisor about your own tax situation.

Risk Factors

Pursuant to the terms of the Securities, you and we agree (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities as a coupon-bearing pre-paid derivative contract with respect to the Index. In addition, you and we agree (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amounts (including amounts received upon the sale, exchange, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of accounting for tax purposes. You will be required to treat such amounts in such a manner despite the fact that (i) a portion of such amounts may be attributable to distributions on the Index Constituent Securities that give rise to long-term capital gain which, in the case of non-corporate taxpayers, is currently subject to tax at rates more favorable than the rates applicable to ordinary income and (ii) there may be other possible treatments of such amounts that would be more advantageous to holders of the Securities. Under that treatment (subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than any amount attributable to the Coupon Amount, and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year.

It is possible that your Securities could be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity, and a derivative contract of the type represented by the Securities should be treated as a forward contract for this purpose. In addition, a pass-thru entity includes a regulated investment company, and because each of the closed-end funds that comprise the Index as of this date is treated as a regulated investment company, each of the current Index Constituents is treated as a pass-thru entity for this purpose. It is, however, not entirely clear how Section 1260 of the Code applies in the case of an index that is comprised in whole or in part of pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to an index of pass-thru entities, in which case Section 1260 of the Code would apply to the Securities. If your Securities are subject to Section 1260 of the Code, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your Securities will be recharacterized as ordinary income (and you will be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Index Constituents (in an amount equal to the notional amount of the Index that is represented by the Securities) on the date that you purchased your Securities and sold your interest in the Index Constituents on the date of the sale, exchange, redemption or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Securities (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 of the Code on page PS-32 and are urged to consult your own tax advisor regarding the potential application of these rules.

Risk Factors

The IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis (possibly in excess of the Coupon Amounts), whether gain or loss recognized upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code, should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income (possibly in excess of the Coupon Amounts) over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities in an amount that could exceed the Coupon Amounts that are paid on the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page PS-32 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

Hypothetical Examples

The following four examples illustrate how the Securities would perform at maturity or call, or upon early redemption, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 3.00% per month for twelve months (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 3.00% per month for twelve months (Example 2). In addition, Example 3 shows the Index Closing Level increasing by 3.00% per month for the first six months and then decreasing by 3.00% per month for the next six months, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing by 3.00% per month for the first six months, and then increasing by 3.00% per month for the next six months. For ease of analysis and presentation, the following four examples assume that the term of the Securities is twelve months, the last Trading Day of the Call Measurement Period, or the Redemption Valuation Date, occurs on the month end, that no acceleration upon minimum indicative value has occurred, no Coupon Amount has been paid during the term of the Securities and that no Stub Reference Distribution Amount was paid at maturity, call, upon acceleration or upon early redemption.

The following assumptions are used in each of the four examples:

➢	the initial level for the Index is 100;

➢	the Redemption Fee Rate (as defined in the accompanying product supplement) is 0.125%;

➢	the Financing Rate (the Financing Spread plus three-month LIBOR, as defined in the accompanying product supplement) is 0.70%;

➢	the Current Principal Amount (as defined in the accompanying product supplement) on the first day is $25.00; and

➢	the Annual Tracking Rate (as defined in the accompanying product supplement) is 0.50%.

The examples highlight the effect of two times leverage and monthly compounding, and the impact of the Accrued Fees (as defined in the accompanying product supplement) on the payment at maturity or call, or upon early redemption, under different circumstances. The assumed Financing Rate is not an indication of the Financing Rate throughout the term of the Securities. The Financing Rate will change during the term of the Securities, which will affect the performance of the Securities.

Because the Accrued Fees take into account the monthly performance of the Index, as measured by the Index Closing Level, the absolute level of the Accrued Fees is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for month twelve are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity in the indicated amount, according to the indicated formula.

Hypothetical Examples

Example 1

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^****	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1+( 2 x C ))	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I - Redemption Fee)
1	103.00	0.0300	1.060	0.0146	$26.50	$0.0109	$0.0255	$26.47	$26.4433
2	106.09	0.0300	1.060	0.0154	$28.06	$0.0115	$0.0270	$28.04	$28.0029
3	109.27	0.0300	1.060	0.0164	$29.72	$0.0122	$0.0286	$29.69	$29.6546
4	112.55	0.0300	1.060	0.0173	$31.47	$0.0129	$0.0303	$31.44	$31.4036
5	115.93	0.0300	1.060	0.0183	$33.33	$0.0137	$0.0320	$33.30	$33.2558
6	119.41	0.0300	1.060	0.0194	$35.29	$0.0145	$0.0339	$35.26	$35.2173
7	122.99	0.0300	1.060	0.0206	$37.37	$0.0154	$0.0359	$37.34	$37.2945
8	126.68	0.0300	1.060	0.0218	$39.58	$0.0163	$0.0380	$39.54	$39.4941
9	130.48	0.0300	1.060	0.0231	$41.91	$0.0172	$0.0403	$41.87	$41.8235
10	134.39	0.0300	1.060	0.0244	$44.39	$0.0182	$0.0427	$44.34	$44.2903
11	138.42	0.0300	1.060	0.0259	$47.00	$0.0193	$0.0452	$46.96	$46.9026
12	142.58	0.0300	1.060	0.0274	$49.78	$0.0205	$0.0478	$49.73	$49.6690
Cumulative Index Return:				42.58%
Return on Securities (assumes no early redemption):				98.91%

*	The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount
**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Hypothetical Examples

Example 2

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^****	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1+(2 x C ))	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I - Redemption Fee)
1	97.00	-0.0300	0.940	0.0146	$23.50	$0.0097	$0.0242	$23.48	$23.4445
2	94.09	-0.0300	0.940	0.0137	$22.07	$0.0091	$0.0228	$22.04	$22.0151
3	91.27	-0.0300	0.940	0.0129	$20.72	$0.0085	$0.0214	$20.70	$20.6729
4	88.53	-0.0300	0.940	0.0121	$19.46	$0.0080	$0.0201	$19.44	$19.4124
5	85.87	-0.0300	0.940	0.0113	$18.27	$0.0075	$0.0188	$18.25	$18.2289
6	83.30	-0.0300	0.940	0.0106	$17.16	$0.0071	$0.0177	$17.14	$17.1175
7	80.80	-0.0300	0.940	0.0100	$16.11	$0.0066	$0.0166	$16.10	$16.0738
8	78.37	-0.0300	0.940	0.0094	$15.13	$0.0062	$0.0156	$15.11	$15.0938
9	76.02	-0.0300	0.940	0.0088	$14.21	$0.0058	$0.0147	$14.19	$14.1735
10	73.74	-0.0300	0.940	0.0083	$13.34	$0.0055	$0.0138	$13.33	$13.3094
11	71.53	-0.0300	0.940	0.0078	$12.53	$0.0051	$0.0129	$12.51	$12.4979
12	69.38	-0.0300	0.940	0.0073	$11.76	$0.0048	$0.0121	$11.75	$11.7359
Cumulative Index Return:				-30.62%
Return on Securities (assumes no early redemption):				-52.99%

*	The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount
**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Hypothetical Examples

Example 3

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^****	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + (2 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I - Redemption Fee)
1	103.00	0.0300	1.060	0.0146	$26.50	$0.0109	$0.0255	$26.47	$26.4433
2	106.09	0.0300	1.060	0.0154	$28.06	$0.0115	$0.0270	$28.04	$28.0029
3	109.27	0.0300	1.060	0.0164	$29.72	$0.0122	$0.0286	$29.69	$29.6546
4	112.55	0.0300	1.060	0.0173	$31.47	$0.0129	$0.0303	$31.44	$31.4036
5	115.93	0.0300	1.060	0.0183	$33.33	$0.0137	$0.0320	$33.30	$33.2558
6	119.41	0.0300	1.060	0.0194	$35.29	$0.0145	$0.0339	$35.26	$35.2173
7	115.82	-0.0300	0.940	0.0206	$33.14	$0.0136	$0.0342	$33.11	$33.0651
8	112.35	-0.0300	0.940	0.0193	$31.12	$0.0128	$0.0321	$31.09	$31.0492
9	108.98	-0.0300	0.940	0.0181	$29.23	$0.0120	$0.0301	$29.19	$29.1561
10	105.71	-0.0300	0.940	0.0170	$27.44	$0.0113	$0.0283	$27.41	$27.3785
11	102.54	-0.0300	0.940	0.0160	$25.77	$0.0106	$0.0266	$25.74	$25.7092
12	99.46	-0.0300	0.940	0.0150	$24.20	$0.0099	$0.0250	$24.17	$24.1417
Cumulative Index Return:				-0.54%
Return on Securities (assumes no early redemption):				-3.30%

*	The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount
**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Hypothetical Examples

Example 4

Month End	Index Closing Level*	Index Performance Ratio	Index Factor	Accrued Financing Charge for the Applicable Month**	Current Indicative Value	Accrued Tracking Fee for the Applicable Month***	Accrued Fees for the Applicable Month	Current Principal Amount#^****	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Closing Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	(1 + (2 x C))	(Previous Current Principal Amount x Financing Rate x Act/360)	(Previous Current Principal Amount x D)	(Annual Tracking Rate x F x Act/365)	(E + G)	((Previous Current Principal Amount x D) - H)	(I - Redemption Fee)
1	97.00	-0.0300	0.940	0.0146	$23.50	$0.0097	$0.0242	$23.48	$23.4445
2	94.09	-0.0300	0.940	0.0137	$22.07	$0.0091	$0.0228	$22.04	$22.0151
3	91.27	-0.0300	0.940	0.0129	$20.72	$0.0085	$0.0214	$20.70	$20.6729
4	88.53	-0.0300	0.940	0.0121	$19.46	$0.0080	$0.0201	$19.44	$19.4124
5	85.87	-0.0300	0.940	0.0113	$18.27	$0.0075	$0.0188	$18.25	$18.2289
6	83.30	-0.0300	0.940	0.0106	$17.16	$0.0071	$0.0177	$17.14	$17.1175
7	85.80	0.0300	1.060	0.0100	$18.17	$0.0075	$0.0175	$18.15	$18.1298
8	88.37	0.0300	1.060	0.0106	$19.24	$0.0079	$0.0185	$19.22	$19.1991
9	91.02	0.0300	1.060	0.0112	$20.38	$0.0084	$0.0196	$20.36	$20.3315
10	93.75	0.0300	1.060	0.0119	$21.58	$0.0089	$0.0207	$21.56	$21.5307
11	96.56	0.0300	1.060	0.0126	$22.85	$0.0094	$0.0220	$22.83	$22.8006
12	99.46	0.0300	1.060	0.0133	$24.20	$0.0099	$0.0233	$24.17	$24.1454
Cumulative Index Return:				-0.54%
Return on Securities (assumes no early redemption):				-3.30%

*	The Index Closing Level is also: (i) the Monthly Initial Closing Level for the following month; and (ii) the Index Valuation Level for calculating the Call Settlement Amount, the Redemption Amount and the Cash Settlement Amount
**	Accrued Financing Charge is calculated on an act/360 basis (30-day months are assumed for the above calculations)
***	Accrued Tracking Fee is calculated on an act/365 basis (30-day months are assumed for the above calculations)
****	Previous Current Principal Amount is also the Financing Level
#	This is also the Call Settlement Amount
^	For month twelve, this is also the Cash Settlement Amount

Hypothetical Examples

You may receive Coupon Amounts during the term of the Securities and a Stub Reference Distribution Amount at maturity, call, acceleration or upon early redemption. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities or any Stub Reference Distribution Amount you may be entitled to receive at maturity, call, acceleration or upon early redemption. If any Stub Reference Distribution Amount was paid at maturity or call, or upon early redemption, the hypothetical Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts displayed above would have been higher (as the Cash Settlement Amounts, Call Settlement Amounts or Redemption Amounts would have been increased by the Stub Reference Distribution Amount). If any cash distributions were paid on the Index Constituent Securities during the term of the Securities, those distributions would also offset the Accrued Fees. As described herein, you may not receive any Coupon Amounts or a Stub Reference Distribution Amount, and you may lose some or all of your investment.

We cannot predict the actual Index Closing Level on any Trading Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or call, upon acceleration or upon early redemption, as the case may be, and the rate of return on the Securities, will depend on the monthly compounded leveraged return of the Index, and, if positive, whether it will be sufficient to offset the negative effect of the Accrued Fees over the relevant period and, if applicable, the Redemption Fee, whether any Coupon Amounts were paid during the term of the Securities and whether any Stub Reference Distribution Amount is payable at maturity or call, or upon early redemption or acceleration. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date, Acceleration Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index on any Trading Day, the Index Valuation Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above is for illustrative purposes only and does not represent the actual or expected future performance of the Securities.

The ISE High Income™ Index

We have derived all information contained in this pricing supplement regarding the Index, including, without limitation, its make-up, performance, method of calculation and changes to its constituents, which govern the management and calculation of the Index, from publicly available sources, without independent verification. A rule book governing these matters, including the complete Index methodology, is published by International Securities Exchange, LLC, the Index Sponsor, and available at http://www.ise.com/etf-ventures/ise-high-income-index-ylda/. We are not incorporating by reference this website or any material it includes in this pricing supplement.

The rule book reflects the policies of, and is subject to change by, the Index Sponsor. UBS has not conducted any independent review or due diligence of publicly available information with respect to the Index Sponsor or the Index. The composition of the Index is determined by the Index Sponsor based upon a methodology designed by the Index Sponsor, and the Index Closing Levels are calculated and published by Solactive AG (formerly Structured Solutions AG), the Index Calculation Agent. Neither the Index Sponsor nor the Index Calculation Agent has any obligation to continue to publish, and may discontinue the publication of, the Index.

Introduction

The Securities are linked to the performance of the ISE High Income™ Index. The Index provides a benchmark for investors interested in tracking the returns and income of the top 30 U.S. listed closed-end funds, as selected and ranked by the Index Sponsor in accordance with the methodology described below.

Closed-end funds are investment vehicles with a fixed number of shares that invest in various types of income-producing securities, including, but not limited to, fixed-income securities, equity securities, foreign securities, municipal securities, preferred securities, convertible securities, commodities, real-estate related securities and derivatives. In addition, closed-end funds employ a variety of investment strategies, including, but not limited to, dividend strategies, tax and risk-managed strategies, sector and industry strategies, limited duration strategies, covered call option strategies, balanced strategies, leverage strategies or global and international strategies. In the United States, closed-end funds are regarded as investment companies and are subject to regulation under the Investment Company Act of 1940, as amended (the “Investment Company Act”). In this section, we refer to the closed-end funds that the Index tracks as the “constituents” or the “components”. Elsewhere in this pricing supplement, we refer to the constituents or components as the “Index Constituent Securities”.

The Index’s features and construction seek to capture 30 closed-end funds that meet certain minimum market capitalization and daily average value traded characteristics which are then ranked according to the multivariate ranking scheme described below. Eligibility for inclusion in the Index is not restricted by the types of securities or other instruments or the industries or sectors in which the closed-end funds invest or the types of investment strategies they may employ. As a result, the Index constituents may invest in a variety of securities and industries or sectors and employ a variety of different investment strategies. Funds may not apply, and may not be nominated, for inclusion in the Index.

The Index uses a modified linear weighted methodology to rank the Index constituents, meaning that, upon each annual rebalancing of the Index (as described below), the top-ranked Index constituent will receive the greatest weighting and will be equal to the multiple of the smallest weighting (i.e., in an index with 30 constituents, the highest weighted constituent will have a weighting 30 times that of the lowest weighted constituent). The methodology is “modified” in that each constituent weighting is capped at 4.25% of the Index at each annual rebalancing, despite the linear scheme. In addition to annual rebalancings, unscheduled weight adjustments of Index constituents may occur between annual reviews if any Index component accounts for more than 24% of the weight of the Index. Component changes also may occur between review periods if a specific corporate event makes an existing component ineligible.

The ISE High Income™ Index

The Securities are linked to the price return version of the Index (i.e., the reinvestment of dividends is not reflected in the Index). As of April 14, 2015, the Index was comprised of 30 Index constituents with the largest Index constituent weighted at 4.51% and the smallest Index constituent weighted at 0.93%. A list of the securities included in the Index as of April 14, 2015 is contained in Annex A to this pricing supplement. Current information about the Index constituents is available at

http://www.ise.com/etf-ventures/ise-high-income-index-ylda/.

Historical Information

The Index was launched on April 11, 2013 (the “Index Commencement Date”). The base date for the Index is December 31, 2003 (the “Base Date”) and the base value is 100.00. The Index has limited historical performance due to its recent launch date. You should make your own investigation of the Index, the Index constituents and the performance history of the Index constituents prior to investing in the Securities. See “Risk Factors — The Index has a limited performance history” on page PS-1 and “Risk Factors — Estimated historical and historical levels of the relevant Index should not be taken as an indication of future performance during the term of the Securities of any Series” in the accompanying product supplement.

Index Constituent Criteria

Eligible Securities

To be included in the Index, each Index constituent must be domiciled in the U.S., registered as an investment company pursuant to the 1940 Investment Company Act and listed on a registered U.S. securities exchange. Each Index constituent must be a closed-end fund and not an operating company, exchange-traded fund, holding company, commodity pool or royalty trust. In addition, each Index constituent must have a market capitalization of at least $500 million and a six-month daily average value traded of at least $1 million. The Index constituents are selected from among the eligible closed-end funds based on the criteria described below under “ — Index Construction”.

Index Construction

Selection of Index Constituents

Upon each annual rebalancing date, the components of the Index are selected in accordance with the following steps:

1.	Establish the total population of U.S. listed closed-end funds.

2.	Remove those that do not meet the requirements described above under “ — Index Constituent Criteria”.

3.	Rank each fund by the following criteria:

➢	Fund yield (descending)

➢	Fund share price premium to/discount from NAV (ascending)

➢	Fund average daily value of shares traded (descending)

4.	Calculate an overall rank for each fund using the following equation:

where:

Ri= Rank of each component

The ISE High Income™ Index

RYld= Rank of Fund Yield

RPD = Rank of Fund Premium / Discount

RADV = Rank of Fund Average Daily Value of Shares Traded

5.	Sort all funds (ascending) on overall rank, and select the 30 highest-ranked funds.

6.	Adjust each component’s weighting to a multiple of the weighting of the smallest component using the following equation:

where:

Wi= Weight of each component

CRi= Component rank

n = Number of components in the Index

7.	If component weight is greater than 4.25%, adjust that weight to be no more than 4.25%.

8.	Set liquidity thresholds as follows:

•	Calculate six-month daily average value traded in USD for each component based on daily closing price and number of shares traded.

•	Set percentage of six-month average daily value traded threshold to 100%.

•	Set investment threshold to $10,000,000.

9.	Determine component percentage of average daily value traded given the investment threshold and the calculated weight of the component using the following equation:

where:

Wi= Weight of each component

ADV%i= Percentage of six-month average daily value traded for component i

ADV$i= Six-month average daily dollar value traded for component i

10.	If component percentage of average daily value traded is less than the percentage average daily value traded threshold, then that weight does not need to be adjusted.

11.	If component percentage of average daily value traded is greater than the percentage average daily value traded threshold, a new component weight is assigned such that the percentage of average daily value traded is equal to the percentage average daily value traded threshold using the following steps:

a.	Calculate component weight based on the investment threshold and six-month average daily value traded threshold using the following equation:

The ISE High Income™ Index

where:

W’i= Modified weight of each component

ADV$i= Six-month average daily dollar value traded for component i

b.	Take the aggregate difference between the initial and adjusted weights of those components where percentage of average daily value traded is greater than percentage average daily value traded threshold and distribute evenly among components where percentage of average daily value traded is less than percentage average daily value traded threshold using the following equation:

where:

Wi= Initial weight of each component with percentage of average daily value traded is greater than percentage average daily value traded threshold

W’i= Modified weight of each component percentage of average daily value traded is greater than percentage average daily value traded threshold

Wadj= Adjustment for Index weight of component i where the percentage of six-month average daily value traded is less than the six-month average daily value traded threshold

n’ = Number of components with percentage of six-month average daily value traded less than the six-month average daily value traded threshold

c.	Adjust weight of components with percentage of six-month average daily value traded less than the six-month average daily value traded threshold using the following equation:

where:

Wi= Weight of each component with percentage of six-month average daily value traded less than the six-month average daily value traded threshold

W’’i= Modified weight of each component with percentage of six-month average daily value traded less than the six-month average daily value traded threshold

Wadj= Adjustment for Index weight of component i where the percentage of six-month average daily value traded is less than the six-month average daily value traded threshold

d.	If a component’s weight is increased from below 4.25% to 4.25% or greater, then that component’s weight shall be set at 4.25%.

12.	Repeat steps 8 through 11 until all component percentage of average daily value traded is less than or equal to the percentage average daily value traded threshold.

Note that while the Index seeks to have 30 components, that number should be considered a maximum limit and not a fixed target.

The Index Sponsor will, in most cases, use the quantitative ranking and screening system described above. However, subjective screening based on fundamental analysis or other factors may be used, if in the opinion of the Index Sponsor certain Index components should be included or excluded from the Index.

The ISE High Income™ Index

Calculation of the Index

The Index is calculated on a price return basis in accordance with the formulas set forth below.

or

where:

I(t) = Index value at time (t)

D(t) = Divisor at time (t)

n = Number of components in the Index

t = The time the Index is calculated

Pi(t) = Price of component (i) at time (t)

Si(t) = Number of assigned shares of component (i) at time (t)

The initial Index divisor is determined using the following equation:

where:

I(o) = Base Index value at base date

Do = Initial divisor at base date

n = Number of components in the Index

Pi(o) = Closing price of component (i) at base date

Si(o) = Number of assigned shares of component (i) at base date

Assigned shares are the number of shares needed for each component such that the component conforms to the weighting distribution outlined in “— Index Construction” (meaning that each component initially has a weight calculated in accordance with the procedures set forth in “— Index Construction”).

The Index Divisor will be adjusted as a result of corporate actions and Index changes in order to maintain the Index level relative to changes in the Index market capitalization. See “— Corporate Actions.”

Changes to the Index composition require divisor adjustments in order to retain Index continuity before and after specific events (such as corporate actions or component eligibility changes). Divisor changes are made according to the following formula:

The ISE High Income™ Index

where:

D(t+1) = Divisor after changes are made to the Index

Pi(t+1) = Price of each component after Index changes

Si(t+1) = Number of assigned shares of each component after Index changes

D(t) = Divisor before changes are made to the Index

Pi(t) = Price of each component prior to Index changes

Si(t) = Number of assigned shares of each component prior to Index changes

Pursuant to an agreement entered into between the Index Sponsor and the Index Calculation Agent, the Index Calculation Agent will provide index calculation services with respect to the Index, including, but not limited to, calculation of intraday and closing values of the Index.

Reference Prices and Dissemination of Index Values

The Index is calculated on a real-time basis beginning when the first traded price of any of the Index constituents is received by the Index Calculation Agent. Prices are delivered to Reuters every 15 seconds and subsequently published to wide distribution at that frequency.

If trading in an Index constituent is suspended prior to the market opening, the Index constituent’s adjusted closing price from the previous day will be used in the Index calculation until trading commences. If trading in an Index constituent is suspended while the relevant market is open, the last traded price for that Index constituent will be used for all subsequent Index calculations until trading resumes.

The Index closing price is calculated using the closing prices issued by the Primary Exchange (as defined under “Additional Terms of the Securities”) for each Index constituent. If the Primary Exchange changes the closing price of an Index constituent, the new price will be used to calculate the Index closing price. A final check of closing prices is done between one hour and one and one half hours after the close of markets. This timeframe may be expanded at Index Calculation Agent discretion on days where trading volume is unusually large at the close. For example, futures and options expiration dates and large index rebalancing dates often result in unusually large volume. Only changes received prior to this final check are used in the closing price calculation.

Index Maintenance and Governance

The composition of the Index is reviewed and the Index is reconstituted and rebalanced on an annual basis by the Index Sponsor. During the review, the procedures described under “—Index Construction” will be followed to select and weight the components of the Index, which may result in new components being selected and existing components being dropped. Component changes and weight adjustments are made after the close on the last Trading Day in December, and become effective at the opening of the next Trading Day. Changes will be announced on the Index Sponsor’s website at least five Trading Days prior to the effective date.

Unscheduled component weight adjustments may occur between review periods if any component accounts for more than 24% of the Index weight. The market capitalization of any component representing more than 24% of the Index weight will be adjusted such that its new weight is no more than 20%. Even though the weighting limit is 30% for a single component, all components accounting for over 24% of the Index market value will be adjusted to 20% to avoid future unscheduled rebalancing events. Whenever possible, unscheduled component weight adjustments will be announced on the Index Sponsor’s publicly available website five Trading Days prior to the adjustments becoming effective.

The ISE High Income™ Index

In situations not addressed by the Index methodology, the Index Sponsor may make adjustments to the Index in accordance with the Index component eligibility requirements in order to maintain fair and orderly markets in derivative products based on the Index, while ensuring that the integrity and intent of the Index is maintained. Once a determination of course of action has been made, it is communicated to the Index Calculation Agent for implementation.

Corporate Actions

Component changes may occur between review periods if a specific corporate event makes an existing component ineligible. The following events may require a component’s replacement:

Event	Action
Merger or acquisition	If a merger or acquisition results in one component absorbing another, the resulting company will remain a component and the absorbed company will be replaced. If a non-component absorbs a component, the original component will be removed and replaced.

Spin-off	If a component splits or spins off a portion of its business to form one or more new funds, the resulting fund with the highest market value will remain a component as long as it meets the eligibility requirements. The remaining fund will be evaluated for eligibility and possible addition to the Index.

Fund Closure	A component will be removed and replaced immediately after filing of closure. Exceptions are made on a case-by-case basis.

Delisting	A component will be removed and replaced immediately after being delisted from its primary market.

The Index Calculation Agent will inform the Index Sponsor of an impending event or corporate action and request direction with regards to potential changes to the Index. The Index Sponsor will review the upcoming event or corporate action, make a determination and inform the Index Calculation Agent on course of action.

Whenever possible, interim component changes will be announced on the Index Sponsor’s publicly available website five Trading Days prior to component changes becoming effective.

The Index does not take normal dividend payments into account. Dividends are accounted for by reinvesting them on a daily basis. ISE High Income™ Index uses the ex-dividend date to determine the total daily dividends for each day. Special cash dividends require an Index divisor adjustment (as described below) to prevent such distributions from distorting the price Index.

The ISE High Income™ Index

Changes to the Index composition due to corporate actions or component eligibility changes will require Index divisor adjustments, as follows:

Component change	Adjustment

Spinoff*	Subtract the following from the price of the parent component: Adjust the assigned shares such that the component’s weighting is not changed as a result of the spinoff.

Special Cash Dividend	Subtract special cash dividend from component price

Rights Offering	Subtract the following from the price of the parent component: Adjust the assigned shares such that the component’s weighting is not changed as a result of the rights offering.

Divisor changes are usually made on the date the corporate action becomes effective. For example, the Index uses the ex-dividend date rather than the payment date to determine when to make divisor adjustments.

*Special note on Spin-offs: If a fund being spun off is only trading on a “when-issued” basis, the “when-issued” price will be used to adjust the parent component’s closing price.

Share splits and reverse splits do not require Index Divisor adjustments because the corresponding change to the price of the component equally offsets the number of assigned shares, therefore not affecting the component’s influence in the Index.

Historical Performance

The historical information presented below is based on the actual performance of the Index. Any historical upward or downward trend in value of the Index during the period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical Index returns do not give an indication of the future performance of the Index. UBS cannot make any assurance that the future performance of the Index will result in holders of the Securities receiving a positive return on their investment.

The table below shows the historical performance of the Index from April 11, 2013 through April 15, 2015.

	Price Return*		Total Return*
Year	Ending Level	Annual Return	Ending Level	Annual Return
2013 (4/11/13 through 12/31/13)	87.72	-2.28%	172.68	2.55%
2014	82.48	-5.97%	173.33	0.38%
2015 (through 4/15/15)	82.77	0.35%	178.51	2.99%

*	For each time period presented, “Price Return” refers to the price return version of the Index (Bloomberg Ticker: YLDA) and “Total Return” refers to the total return version of the Index (Bloomberg Ticker: YLDATR).

The ISE High Income™ Index

Historical results are not indicative of future results.

The table below shows the historical returns of the total return version of the Index from April 11, 2013 through April 15, 2015 in comparison with the returns of the total return versions of the S&P 500® Index, the Claymore CEF Index™ and the S-Network Composite Closed-End Fund Index for the same period.

	ISE High Income™ Index	S&P 500® Total Return	Claymore CEF Index™	S-Network Comp CEF Index
Total Return	6.01%	37.80%	0.81%	8.96%
Annualized Return	2.94%	17.29%	0.40%	4.36%

Historical information presented is as of April 15, 2015 and is furnished as a matter of information only. Historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical performance, either positively or negatively. See “Risk Factors—The Index has a limited performance history” for a discussion of the risk that limited information is available to evaluate the potential future performance of the Index.

The graph below is based on the performance of the total return versions of the Index, the S&P 500® Index, the Claymore CEF Index™ and the S-Network Composite Closed-End Fund Index.

Announcements

Whenever possible, the Index Sponsor will publicly announce changes to the Index on its website (http://www.ise.com) at least five Trading Days in advance of the actual change. The inclusion of new Index components and the weightings resulting from the annual review and rebalance will be announced at least five Trading Days prior to the effective date. Announcements detailing interim component changes (including as a result of corporate actions) will, whenever possible, be publicly announced on the Index Sponsor’s publicly available website five Trading Days prior to becoming effective.

The ISE High Income™ Index

License Agreement

We have entered into an agreement with the Index Sponsor, which provides us and our affiliates with a non-transferable, exclusive and worldwide license, for a fee, with the right to use the Index in connection with certain securities.

Disclaimer

“ISE High Income™”, “ISE™®” and “International Securities Exchange®” are trademarks of International Securities Exchange, LLC and have been licensed for use for certain purposes by UBS Securities LLC and its affiliates (“UBS”). UBS AG’s ETRACS based on the ISE High Income™ Index are not sponsored, endorsed, sold or promoted by ISE, and ISE makes no representation regarding the advisability of trading in such products.

The Securities are not sponsored, endorsed, sold or promoted by ISE. ISE makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of trading in the Securities. ISE’s only relationship to UBS is the licensing of certain trademarks and trade names of ISE and of the Index, which is determined, composed and calculated by ISE without regard to UBS or the Securities. ISE has no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Index. ISE is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Securities to be listed or in the determination or calculation of the equation by which the Securities are to be converted into cash. ISE has no obligation or liability in connection with the administration, marketing or trading of the Securities.

ISE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND ISE SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. ISE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. ISE MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ISE HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN ISE AND UBS.

Additional Terms of the Securities

The general terms of the Securities in the accompanying product supplement are modified by the specific definitions and terms below, in addition to the specific terms of the Securities described elsewhere in this pricing supplement.

“Trading Day” means any day on which (i) the value of the Index is published by Bloomberg or Thomson Reuters, (ii) trading is generally conducted on NYSE Arca and (iii) trading is generally conducted on the Primary Exchange on which the Index Constituent Securities are traded, in each case as determined by the Calculation Agent in its sole discretion.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, the primary exchange or market of trading for such Index Constituent Security or such constituent underlying a successor index.

Please see “Product Supplement Summary” and “General Terms of the Securities” in the accompanying product supplement for an explanation of the method for determining any payment at maturity or call, upon acceleration or upon early redemption, and the Coupon Amount, if any.

Information about Coupon Amount begins on page S-33 of the accompanying product supplement. The method for determining the Cash Settlement Amount at Maturity, the Redemption Amount, the Call Settlement Amount and the Acceleration Amount, which also describes how the Accrued Fees are calculated, begins on pages S-34, S-38, S-40 and S-41, respectively, of the accompanying product supplement.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this pricing supplement and is subject to any change in law that may take effect after such date.

The United States federal income tax consequences of your investment in the Securities are uncertain. The discussion below supplements the discussion under “U.S. Tax Considerations” in the accompanying prospectus and the discussion under “Material U.S. Federal Income Tax Consequences” on page S-50 of the accompanying product supplement and, except as otherwise described below, is subject to the assumptions, limitations and exceptions set forth therein. Except as otherwise noted under “Non-United States Holders” below, this discussion only applies to you if you are a United States holder, as that term is defined under “Material U.S. Federal Income Tax Consequences” on page S-50 of the accompanying product supplement.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat the Securities as a coupon-bearing pre-paid derivative contract with respect to the Index and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. In addition, you and we agree (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Coupon Amounts (including amounts received upon the sale, exchange, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, as amounts that should be included in ordinary income for tax purposes at the time such amounts accrue or are received, in accordance with your regular method of accounting for tax purposes. You will be required to treat such amounts in such a manner despite the fact that (i) a portion of such amounts may be attributable to distributions on the Index Constituent Securities that give rise to longterm capital gain which, in the case of non-corporate taxpayers, is currently subject to tax at rates more favorable than the rates applicable to ordinary income and (ii) there may be other possible treatments of such amounts that would be more advantageous to holders of the Securities. Under that treatment (subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time (other than any amount attributable to the Coupon Amount and the Stub Reference Distribution Amount, if any, which will be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (i.e., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

Section 1260 of the Code.    It is possible that your Securities could be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a

Material U.S. Federal Income Tax Consequences

“constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity, and a derivative contract of the type represented by the Securities should be treated as a forward contract for this purpose. In addition, a pass-thru entity includes a regulated investment company, and because each of the closed-end funds that comprise the Index as of this date is treated as a regulated investment company, each of the current Index Constituents is treated as a pass-thru entity for this purpose. However, it is not entirely clear how Section 1260 of the Code applies in the case of an index that is comprised in whole or in part of pass-thru entities, such as the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should apply to an index of pass-thru entities, in which case Section 1260 of the Code would apply to the Securities. If your Securities are subject to Section 1260 of the Code, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your Securities will be recharacterized as ordinary income (and you will be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain” — i.e., the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Index Constituents (in an amount equal to the notional amount of the Index that is represented by the Securities) on the date that you purchased your Securities and sold your interest in the Index Constituents on the date of the sale, exchange, redemption or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Securities (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

It is not clear how the long-term capital gain with respect to the Index Constituent Securities should be determined under Section 1260 of the Code in the case of an instrument, like the Securities, that is linked to an index that is rebalanced periodically. One possibility is that the long-term capital gain realized on a sale, exchange, redemption or maturity of a Security would be subject to potential recharacterization as ordinary income, and subject to an interest charge, to the extent it exceeds the amount of long-term capital gain you can establish would have been realized if you had invested directly in the Index Constituent Securities on the date you purchased your Securities and rebalanced your portfolio as and when the Index rebalanced. In addition, it is unclear whether the Excess Gain Amount should be based on the aggregate Excess Gain Amounts for all the Index Constituent Securities or whether the Excess Gain Amount should be determined separately for each Index Constituent Security. Under the latter approach, it is more likely that the recharacterization and interest charge provisions of Section 1260 of the Code would apply to your Securities. Furthermore, it is not clear how and whether the Excess Gain Amount should be adjusted to take into account the Accrued Fees and Redemption Fee, if applicable, with respect to the Securities.

Whether the Excess Gain Amount with respect to your investment in the Securities will be positive will depend on a number of factors that we cannot predict. In particular, the Index is scheduled to be rebalanced periodically. Accordingly, had a holder of the Securities instead purchased the Index Constituent Securities, such holder may have recognized short-term capital gain upon the rebalancing of such holder’s portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 of the Code to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, exchange, redemption or maturity of the Securities as long as such holder holds the Securities for more than one year. The rebalancing of the Index could therefore cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260 of the Code.

Material U.S. Federal Income Tax Consequences

It is possible that any Excess Gain Amount that you otherwise would recognize in respect of your Securities pursuant to the preceding paragraph will be offset by long-term capital gain dividends that may be paid on the Index Constituent Securities during the term of your Securities, because the Coupon Amounts attributable to such dividends will be treated as ordinary income. Because you will only be able to avoid the application of Section 1260 of the Code to your Securities if you can demonstrate by clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your Securities. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale, exchange, redemption or maturity of the Securities as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your Securities if you cannot provide clear and convincing evidence to substantiate that position.

Because the application of the constructive ownership rules of Section 1260 of the Code to the Securities is unclear, you are strongly urged to consult your tax advisor regarding the possible application of such rules to your investment in the Securities.

Alternative Treatments.    For a discussion of the possible alternative treatments of your Securities, please see the discussion under “Material U.S. Federal Income Tax Consequences — Alternative Treatments” on page S-51 of the accompanying product supplement.

Unrelated Business Taxable Income.    A United States holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a United States holder that is a tax-exempt organization unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. As noted above, it is possible that the Securities could be treated as other than a pre-paid derivative contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the components of the Index. If your Securities are so treated, a portion of any income or gain that you recognize with respect to the Security would likely constitute UBTI.

Non-United States Holders.    If you are a non-United States holder, as that term is defined under “Material U.S. Federal Income Tax Consequences — Non-United States Holders” on page S-54 of the accompanying product supplement, please see the discussion in that section regarding the tax treatment of a non-United States holder of the Securities, including the possibility that a non-United States holder of the Securities may be subject to tax at a rate of 30% (or lower treaty rate) with respect to payments of the Coupon Amount, the Stub Reference Distribution Amount, if any, and any amount that the non-United States holder receives upon the sale, exchange, redemption or maturity of its Securities that is attributable to such amounts.

In addition, the Treasury Department has issued proposed regulations under Section 871(m) of the Code which would, if finalized in their current form, impose U.S. federal withholding tax on “dividend equivalent” payments made on certain financial instruments linked to U.S. corporations (which the proposed regulations refer to as “specified ELIs”) that are owned by a non-United States holder. According to a notice issued by the Internal Revenue Service (the “IRS”) on March 4, 2014, the IRS intends to issue regulations providing that the term “specified ELI” will exclude any instrument issued prior to 90 days after the date when the proposed regulations under Section 871(m) are finalized (the “grandfather date”). Accordingly, subject to the discussion in the paragraph below, we anticipate that non-United States holder of the Securities generally will not be subject to tax under Section 871(m) of the Code.

Material U.S. Federal Income Tax Consequences

It is possible that your Securities could be deemed to be wholly or partially reissued for tax purposes each time the Index rebalances. As discussed above, “dividend equivalent” payments made on “specified ELIs” that are issued after the “grandfather date” referenced above may be subject to U.S. federal withholding tax under Section 871(m) of the Code. In addition, the Securities may be treated as “specified ELIs” for this purpose. It is therefore possible that a holder that acquires Securities before the “grandfather date” (such as an initial purchaser of the Securities) could nevertheless be subject to the Section 871(m) withholding tax in the future if the Index is rebalanced after the “grandfather date” and the Securities are deemed to be wholly or partially reissued for U.S. federal income tax purposes upon such rebalancing. Similarly, the Foreign Account Tax Compliance Act (“FATCA”) could impose a 30% withholding tax on certain payments made to holders and non-U.S. financial institutions receiving payments on behalf of holders that, in each case, fail to comply with information reporting, certification and related requirements. While the Securities should initially be “grandfathered” from FATCA withholding, new Securities that a holder is deemed to receive after a deemed reissuance may not have “grandfathered” status and could therefore be subject to FATCA withholding. We will not pay any additional amounts if we determine to impose Section 871(m) withholding or FATCA withholding with respect to your Securities.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $25,000,000 aggregate Principal Amount of Securities to UBS Securities LLC at 100% of their stated Principal Amount. After the Initial Trade Date, from time to time we may register additional Securities and sell them at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We will receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. UBS Securities LLC may charge normal commissions in connection with any purchase or sale of the Securities and may receive a portion of the Annual Tracking Fee (as described in the accompanying product supplement). Additional Securities may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We may suspend or cease sales of the Securities at any time, at our discretion. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this pricing supplement, the accompanying product supplement and the accompanying prospectus) may be used by such dealers in connection with market- making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from us or from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” in the accompanying product supplement, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

UBS reserves the right to pay a portion of the Annual Tracking Fee to UBS Securities LLC and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Supplemental Plan of Distribution

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds from the offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

Index Constituent Securities as of April 14, 2015

Ticker	Name	Index Weight
GGN	GAMCO Global Gold Natural Resources & Income Trust	4.51%
DSL	Doubleline Income Solutions	4.36%
GLO	Clough Global Opportunities Fund	4.36%
AWP	Alpine Global Premier Properties Fund	4.34%
FPF	First Trust Intermediate Duration Preferred & Income Fund	4.33%
MCR	MFS Charter Income Trust	4.32%
EVV	Eaton Vance Limited Duration Income Fund	4.32%
AOD	Alpine Total Dynamic Dividend	4.31%
GHY	Prudential Global Short Duration High Yield Fund	4.23%
ESD	Western Asset Emerging Markets Debt Fund	4.22%
HYT	BlackRock Corporate High Yield Fund	4.21%
EXG	Eaton Vance Tax-Managed Global Diversified Equity Income Fund	4.17%
PCI	PIMCO Dynamic Credit Income Fund	4.10%
IGD	ING Global Equity Dividend & Premium Opportunity Fund	4.05%
EDD	Morgan Stanley Emerging Markets Domestic Debt Fund	3.88%
ETY	Eaton Vance Tax-Managed Diversified Equity Income Fund	3.85%
BGY	BlackRock International Growth and Income Trust	3.80%
FAX	Aberdeen Asia-Pacific Income Fund	3.43%
ISD	Prudential Short Duration High Yield Fund	3.25%
CHW	Calamos Global Dynamic Income Fund	3.07%
MMT	MFS Multimarket Income Trust	2.86%
BGB	Blackstone/GSO Strategic Credit Fund	2.67%
NCV	AllianzGI Convertible & Income Fund	2.42%
HIX	Western Asset High Income Fund II	2.21%
BIT	BlackRock Multi-Sector Income	2.01%
ERC	Wells Fargo Advantage Multi-Sector Income Fund	1.73%
NCZ	AllianzGI Convertible & Income Fund II	1.54%
EAD	Wells Fargo Advantage Income Opportunities Fund	1.35%
JPC	Nuveen Preferred Income Opportunities Fund	1.15%
VTA	Invesco Dynamic Credit Opportunities Fund	0.93%

A-1

ANNEX B

NOTICE OF EARLY REDEMPTION

To: e-tracsredemptions@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No.: 90270L 842

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date: [            ], 20[            ]*

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in the product supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of early redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Trading Day prior to the applicable Redemption Valuation Date; (ii) the broker’s confirmation of redemption, as completed and signed by the undersigned is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of early redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in the product supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date.

*	Subject to adjustment as described in the product supplement relating to the Securities.

B-1

ANNEX C

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Calculation Agent

Fax: (203) 719-0943

To Whom It May Concern:

The holder of UBS AG $[        ] Medium-Term Notes, Series A, Exchange Traded Access Securities due December 10, 2043, CUSIP No. 90270L 842, redeemable for a cash amount based on the performance of the ISE High Income™ Index (the “Securities”) hereby irrevocably elects to receive, on the Redemption Date of [holder to specify],* with respect to the number of Securities indicated below, as of the date hereof, the Redemption Amount as described in the product supplement relating to the Securities, as supplemented by the pricing supplement relating to the Securities (as so supplemented, the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this broker’s confirmation of redemption is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of early redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time) on the applicable Redemption Date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Name:
Title:
Telephone:
Fax:
E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

Fax:

E-mail:

(At least 50,000 Securities must be redeemed at one time to receive the Redemption Amount on any Redemption Date.)

*	Subject to adjustment as described in the product supplement relating to the Securities.

C-1